Exhibit (a)(x)

WESTERN ASSET FUNDS, INC.

ARTICLES SUPPLEMENTARY

Western Asset Funds, Inc., a Maryland Corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: Pursuant to Sections 2-105 and 2-208.1 of the Maryland General Corporation Law and Article VI of the Corporation’s Charter (the “Charter”), the Board of Directors of the Corporation, by resolutions duly adopted at a meeting held on May 9, 2006, created and established a new series of the Corporation by reclassifying and redesignating 250,000,000 authorized but unissued shares of the series known as “Western Asset Money Market Portfolio, Institutional Class” as shares of a series to be known as “Western Asset Absolute Return Portfolio, Institutional Class”, by reclassifying and redesignating 250,000,000 shares of the series know as “Western Asset Money Market Portfolio, Financial Intermediary Class” as shares of a series to be known as “Western Asset Absolute Return Portfolio, Financial Intermediary Class”, by reclassifying and redesignating 250,000,000 authorized but unissued shares of the series known as “Western Asset U.S. Government Money Market Portfolio, Institutional Class” as shares of a series to be known as the “Western Asset Absolute Return Portfolio, Institutional Class” and by reclassifying and redesignating 250,000,0000 authorized but unissued shares of the series known as “Western Asset U.S. Government Money Market Portfolio, Financial Intermediary Class” as shares of a series to be known as the “Western Asset Absolute Return Portfolio, Financial Intermediary Class”

SECOND: Each Institutional Class and Financial Intermediary Class share of Western Asset Absolute Return Portfolio (the “Series”) shall represent investment in the same pool of assets as every other share of the Series and shall have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of shares, except as provided in the Corporation’s Charter, Bylaws and multiple class plan and as set forth below:

(1)	The net asset values of Institutional Class and Financial Intermediary Class shares shall be calculated separately. In calculating the net asset values,

(a)	Each class shall be charged with the transfer agency fees and Rule 12b-1 fees (or equivalent fees by any other name) attributable to that class, and not with the transfer agency fees and Rule 12b-1 fees (or equivalent fees by any other name) attributable to any other class;

(b)	Each class shall be charged separately with such other expenses as may be permitted by law, including U.S. Securities and Exchange Commission (“SEC”) rule or order, and as the Board shall deem appropriate;

(c)	All other fees and expenses applicable to the series shall be charged to all classes of that series, in the proportion that the net asset value of that class bears to the net asset value of the Series, except as may otherwise be required by applicable law;

(2)	Dividends and other distributions shall be paid on Institutional Class and Financial Intermediary Class shares at the same time. The amounts of all dividends and other distributions shall be calculated separately for Institutional and Financial Intermediary Class shares. In calculating the amount of any dividend or other distribution,

(a)	Each class shall be charged with the transfer agency fees and Rule 12b-1 fees (or equivalent fees by any other name) attributable to that class, and not with the transfer agency fees and Rule 12b-1 fees (or equivalent fees by any other name) attributable to any other class;

(b)	Each class shall be charged separately with such other expenses as may be permitted by law, including SEC rule or order, and as the Board shall deem appropriate;

(c)	All other fees and expenses applicable to the Series shall be charged to each class of the series, in the proportion that the net asset value of that class bears to the net asset value of the Series, except as may otherwise be required by applicable law;

(3)	Each class of the Series shall vote separately on matters pertaining only to that class, as the directors shall from time to time determine. On all other matters, all classes of the Series shall vote together, and every share of the series, regardless of class, shall have an equal vote with every other share of the Series.

THIRD: Immediately before filing these Articles Supplementary, the Corporation had authority to issue thirteen billion one hundred million (13,100,000,000) shares of Common Stock, $0.001 par value per share, having an aggregate par value of thirteen million one hundred thousand (13,100,000) dollars. These shares were classified as follows:

Designation	Number of Shares
Western Asset Enhanced Equity Portfolio	250,000,000 Institutional Class Shares 250,000,000 Financial Intermediary Class Shares

Western Asset Money Market Portfolio	500,000,000 Institutional Class Shares 500,000,000 Financial Intermediary Class Shares

Western Asset U.S. Government Money Market Portfolio	500,000,000 Institutional Class Shares 500,000,000 Financial Intermediary Class Shares

Western Asset Intermediate Bond Portfolio	500,000,000 Institutional Class Shares 300,000,000 Financial Intermediary Class Shares

Western Asset Intermediate Plus Bond Portfolio	500,000,000 Institutional Class Shares 500,000,000 Financial Intermediary Class Shares

Western Asset Core Bond Portfolio	1,000,000,000 Institutional Class Shares 500,000,000 Financial Intermediary Class Shares

Western Asset Core Plus Bond Portfolio	1,700,000,000 Institutional Class Shares 500,000,000 Financial Intermediary Class Shares

Western Asset High Yield Portfolio	500,000,000 Institutional Class Shares 500,000,000 Financial Intermediary Class Shares

Western Asset Non-U.S. Opportunity Bond Portfolio	500,000,000 Institutional Class Shares 500,000,000 Financial Intermediary Class Shares

Western Asset Global Strategic Income Portfolio	500,000,000 Institutional Class Shares 500,000,000 Financial Intermediary Class Shares

Western Asset Inflation Indexed Plus Bond Portfolio	500,000,000 Institutional Class Shares 500,000,000 Financial Intermediary Class Shares

Western Asset Limited Duration Bond Portfolio	500,000,000 Institutional Class Shares 500,000,000 Financial Intermediary Class Shares

Common Stock	100,000,000 shares

(without further classification)

THIRD: Immediately after filing these Articles Supplementary, the Corporation shall have authority to issue thirteen billion one hundred million (13,100,000,000) shares of Common Stock, $0.001 par value per share, having an aggregate par value of thirteen million one hundred thousand (13,100,000) dollars. These shares are classified as follows:

Designation	Number of Shares
Western Asset Enhanced Equity Portfolio	250,000,000 Institutional Class Shares 250,000,000 Financial Intermediary Class Shares

Western Asset Money Market Portfolio	250,000,000 Institutional Class Shares 250,000,000 Financial Intermediary Class Shares

Western Asset U.S. Government Money Market Portfolio	250,000,000 Institutional Class Shares 250,000,000 Financial Intermediary Class Shares

Western Asset Intermediate Bond Portfolio	500,000,000 Institutional Class Shares 300,000,000 Financial Intermediary Class Shares

Western Asset Intermediate Plus Bond Portfolio	500,000,000 Institutional Class Shares 500,000,000 Financial Intermediary Class Shares

Western Asset Core Bond Portfolio	1,000,000,000 Institutional Class Shares 500,000,000 Financial Intermediary Class Shares

Western Asset Core Plus Bond Portfolio	1,700,000,000 Institutional Class Shares 500,000,000 Financial Intermediary Class Shares

Western Asset High Yield Portfolio	500,000,000 Institutional Class Shares 500,000,000 Financial Intermediary Class Shares

Western Asset Non-U.S. Opportunity Bond Portfolio	500,000,000 Institutional Class Shares 500,000,000 Financial Intermediary Class Shares

Western Asset Global Strategic Income Portfolio	500,000,000 Institutional Class Shares 500,000,000 Financial Intermediary Class Shares

Western Asset Inflation Indexed Plus Bond Portfolio	500,000,000 Institutional Class Shares 500,000,000 Financial Intermediary Class Shares

Western Asset Limited Duration Bond Portfolio	500,000,000 Institutional Class Shares 500,000,000 Financial Intermediary Class Shares

Western Asset Absolute Return Portfolio	500,000,000 Institutional Class Shares 500,000,000 Financial Intermediary Class Shares

Common Stock	100,000,000 shares

(without	further classification)

FIFTH: The foregoing amendments were approved by a majority of the entire Board of Directors of the Corporation and are limited to changes expressly permitted by Sections 2-105(c) and 2-605(a)(2) of the Maryland General Corporate Law to be made without action by the stockholders or matters reserved by the Corporation’s Charter to the Board of Directors.

SIXTH: The Corporation is registered as an open-end investment company under the Investment Company Act of 1940.

SEVENTH: The undersigned Vice President of the Corporation acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned Vice President acknowledges that to the best of her knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties of perjury.

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IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be executed under seal in its name and on its behalf by its Vice President and attested to by its Secretary on June 26, 2006.

ATTEST:	WESTERN ASSET FUNDS, INC.

/s/ Lisa G. Mrozek	By:	/s/ D. Daniel Fleet
Lisa G. Mrozek		D. Daniel Fleet
Secretary		Vice President

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